Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

American Outdoor Brands Corporation

(413) 747-6284

lsharp@aob.com

American Outdoor Brands Corporation Announces Intention

to Separate Into Two Independent Publicly Traded Companies

•    Planned Tax-Free Spin-off of Outdoor Products & Accessories Business to AOBC Stockholders

•    Separation of Companies to Enhance Prospects for Long-Term Value Creation

•    Bank Syndicate Supports Proposed Transaction

SPRINGFIELD, Mass., November 13, 2019 — American Outdoor Brands Corporation (NASDAQ Global Select: AOBC), one of the world’s leading providers of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, today announced that its Board of Directors has unanimously approved proceeding with a plan to spin-off its outdoor products and accessories business as a tax-free stock dividend to its stockholders. The proposed transaction, which is expected to be completed in the second half of calendar 2020, would create two independent publicly traded companies: Smith & Wesson Brands, Inc. (which would encompass the firearm business) and American Outdoor Brands, Inc. (which would encompass the outdoor products and accessories business).

The purpose of the spin-off is to enable the management team of each company to focus on its specific strategies, including (1) structuring its business to take advantage of growth opportunities in its specific markets; (2) tailoring its business operation and financial model to its specific long-term strategies; and, (3) aligning its external financial resources, such as stock, access to markets, credit, and insurance factors, with its particular type of business.

Barry M. Monheit, Chairman of the Board, said, “There have been significant changes in the political climate as well as the economic, investing, and insurance markets since we embarked upon what we believe have been our very successful diversification efforts. We believe that separating into two independent public companies will allow each company to better align its strategic objectives with its capital allocation priorities. We also believe that this action will give the investment community clearer insight into the value creation potential in each of these independent companies, ultimately driving enhanced stockholder value. From the standpoint of our stockholders, at the time of the spin-off, the AOBC stockholders will own 100% of each company, thereby maintaining their pre-spin interest in both companies, and will thereafter have the ability to make distinct investment decisions tailored to their particular investment profile.”

Compelling Strategic Rationale

As AOBC implemented its strategic growth and diversification plan, its Board of Directors explored opportunities to drive enhanced performance and stockholder value. Following a strategic review of AOBC’s growth prospects, enterprise value, end-markets, customers, financial market considerations, credit and insurance factors, and business operations in the current market, the Board concluded that separating AOBC’s firearms and outdoor products and accessories businesses would create two industry-leading companies, with attributes that best position each company for long-term success, including the following:

•	Distinct Focus: Each company will benefit from a distinct strategic and management focus on its specific operational and growth priorities.

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Differentiated Investment Theses: Each company will offer differentiated and compelling investment opportunities based on its particular operating and financial model, allowing it to more closely align with its natural investor type.

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Optimized Balance Sheet and Capital Allocation Priorities: Each company will operate with a capital structure and capital deployment strategy tailored to its specific business model and growth strategies.

•	Incremental Stockholder Value: Each company will benefit from the investment community’s ability to value its businesses independently and drive incremental stockholder value.

James Debney, President and CEO, said, “Since joining AOBC ten years ago, I have had the honor of leading our firearms business, its dedicated and talented employees, and one of the most iconic brands in America through a very exciting period. I am proud to say that, during that time, we greatly expanded the breadth and depth of our Smith & Wesson®, M&P®, Performance Center®, and Thompson/Center Arms™ product offerings that consumers and professionals rely on for their self-protection and sporting needs. Our innovation set a new company precedent and included the creation of entirely new product platforms, as well as market leading and game-changing products, such as the popular M&P Shield® family of firearms for personal protection. In addition, we proudly and vigorously advocated the Second Amendment rights of our loyal and law-abiding customers. At the same time, we also successfully established and grew an entirely new and diverse outdoor products and accessories business with tremendous potential. Both businesses have built strong management teams that have helped deliver our collective achievements.

I believe the Board’s decision to spin-off our outdoor products and accessories business will allow each company and its leadership to focus on its unique business characteristics and opportunities and to better drive long-term value for its stakeholders. Accordingly, I have made the exciting but difficult decision to request that I lead the outdoor products and accessories company as CEO upon completion of the spin-off, and the Board has agreed with my request. Since we established this business five years ago, I have been enthusiastic about its potential for both organic and inorganic growth. We have successfully acquired and integrated several respected consumer brands and grown the outdoor products and accessories business so that it has become a meaningful percentage of AOBC’s overall revenue. I sought this leadership role because of my passion for the business and my belief that it makes the best use of my knowledge and skill set. The spin-off will allow me to dedicate 100% of my energy to growing outdoor products and accessories and help it achieve its appropriate valuation. I look forward to continue building on our strong brand portfolio, innovating new products, and expanding our addressable markets.

Turning to the firearms company, upon completion of the spin-off, the Board of Directors, with my enthusiastic agreement as a Board member, has selected Mark Smith to serve as CEO of Smith & Wesson Brands, Inc., a role for which he is well qualified. For the past ten years, we have benefited from Mark’s leadership of our firearm manufacturing operations. In his current role as President of AOBC’s Manufacturing Services Division, he has demonstrated his knowledge and ability to successfully navigate a fluctuating business environment, while remaining focused on the importance of new product launches in driving market share and growth. His extensive knowledge of our company and customers, his deep respect for our industry, his unwavering support of the Second Amendment, and his enthusiasm for this leadership opportunity, make him the ideal person to lead Smith & Wesson Brands, Inc. and its highly respected firearm brands into the future.”

A Diverse Outdoor Products & Accessories Company: American Outdoor Brands, Inc

Based in Boone County, Missouri, American Outdoor Brands, Inc. will be a growth-oriented provider of outdoor products and accessories for rugged outdoor enthusiasts. The business is currently an industry-leading provider of shooting, reloading, gunsmithing, and gun cleaning supplies; specialty tools and cutlery; fishing accessories; survival products; and electro-optics products. It produces innovative, top quality products under brands it owns as well as licensed brands. Brands it owns include Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; and LaserLyte®. Brands that it will license include Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; and Performance Center® Accessories, all of which will be owned by Smith & Wesson Brands, Inc. and will be exclusively licensed to American Outdoor Brands, Inc. after the spin-off. The company’s financial profile is expected to yield growth and profitability that will facilitate the prioritization of investments and capital allocation focused on both organic and inorganic growth. Assuming a spin-off in eight to ten months, American Outdoor Brands, Inc. is expected to generate revenue between $200 million and $210 million and adjusted EBITDAS between $25 million and $30 million in its first 12 months as an independent company.

James Debney will become CEO of American Outdoor Brands, Inc. upon successful completion of the spin-off of that company. Debney joined Smith & Wesson in November 2009 as President of the Firearms Division, and, in 2011, was promoted to President, CEO, and Board Member of its parent company, AOBC. Under Debney’s leadership, AOBC grew its market-leading firearm business, while developing and successfully executing a diversification strategy to expand into the outdoor products and accessories business. Debney oversaw the acquisition of a number of well-known consumer brands that, when combined with organic growth, helped the new division to deliver 25% of AOBC’s total fiscal 2019 revenue. Debney has over 25 years of leadership and management experience in multi-factory, multinational organizations that address both consumer and business-to-business environments. He previously served as President of Presto Products Company, a $500 million former plastic products business unit of Alcoa Consumer Products.

An Iconic Firearms Company: Smith & Wesson Brands, Inc.

Headquartered in Springfield, Massachusetts, Smith & Wesson Brands, Inc. will continue its iconic firearm business with a 167-year history of delivering market leading, personal protection and sport-related firearms for consumers and professionals. This business’s industry-leading handgun, long gun, and suppressor products are marketed under the Smith & Wesson®, M&P®, Performance Center®, Thompson/Center Arms™, and Gemtech® brands. The company’s financial profile is expected to yield strong cash flows, a granular focus on organic growth, and profitability with a plan to eventually return capital to stockholders in the form of dividends and stock repurchases. Assuming a spin-off in eight to ten months, Smith & Wesson Brands, Inc. is expected to generate revenue between $450 million and $500 million and adjusted EBITDAS between $90 million and $105 million in its first 12 months as an independent company.

Upon successful completion of the spin-off, Mark Smith will become CEO of Smith & Wesson Brands, Inc. Smith is currently the President of the Manufacturing Services Division of AOBC and supports all of its businesses. During his tenure, the company achieved significant growth while optimizing its manufacturing footprint and achieving record level gross margins. In addition to his ten years of operations and leadership experience in the firearms industry, he has over 20 years of operations and supply chain management experience in leadership roles across multiple industries, from Fortune 500 to diversified international corporations.

Transition Leadership and CFO Succession

James Debney, President and CEO, and Jeffrey D. Buchanan, Chief Financial Officer, will continue to lead AOBC until the completion of the separation and spin-off of the outdoor products and accessories business in the second half of calendar 2020. Buchanan will serve as the lead executive on coordinating and executing the separation of the two businesses.

Upon the successful completion of the spin-off, Buchanan plans to retire after 15 years of service to AOBC, including six years as a member of the Board of Directors prior to becoming our CFO. President and CEO, James Debney, said, “Jeff has had an immeasurable impact on AOBC and his ongoing leadership throughout the proposed spin-off process will be instrumental in ensuring a smooth transaction and placing each company in an optimal position to unlock greater stockholder value. I have greatly enjoyed working with Jeff over the years. On behalf of the leadership team, I wish him the best in his well-deserved retirement.”

Commenting on his planned retirement, Buchanan said, “I am grateful to have spent 15 years in this iconic company and exciting industry. I have had the honor of working with many talented individuals at AOBC who have the experience, the passion, and the drive to lead these companies forward into their very exciting, respective futures. I greatly value my experiences with them, and I look forward to tracking their future successes.”

Upon Buchanan’s retirement, Deana L. McPherson will assume the role of Chief Financial Officer of Smith & Wesson Brands, Inc., and H. Andrew Fulmer will serve as Chief Financial Officer of American Outdoor Brands, Inc.

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Deana L. McPherson, CPA, CGMA, joined AOBC in June 2007 as Corporate Controller, was later promoted to Vice President of Finance and Corporate Controller, and became Chief Accounting Officer in 2017. Her extensive finance and treasury experience with AOBC includes responsibility for financial reporting and oversight of the company’s audit, tax, and banking matters. McPherson has played a key role in AOBC’s longstanding relationship with its lenders, and her work has been instrumental in managing AOBC’s syndicated bank credit facility.

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H. Andrew Fulmer, CPA, joined AOBC in September 2010 as Assistant Controller, was later promoted to Director of Financial Planning & Analysis, and became Vice President, Financial Planning & Analysis in 2016. His extensive financial experience with AOBC is coupled with his key role in developing and executing the company’s long-term acquisition strategy, particularly for the outdoor products and accessories business. In addition to leading AOBC’s strategic planning process, he developed the company’s procedures for acquisition-related financial modeling, due diligence, internal controls, and integration of acquired businesses.

Credit Facility & Planned Capital Structures

After the spin-off, the capital allocation policy at both companies is expected to remain disciplined with a focus on the highest return opportunities for each respective business. All five of AOBC’s current banks remain committed to the business and have approved a term sheet consenting to the spin-off under the parameters of an amendment to the existing revolving credit facility subject to revised terms and specific financial conditions on the date of the spin-off. Under the revised terms, the credit facility, which has a maturity date of October 2021, would become secured upon the spin-off and remain an obligation of Smith & Wesson Brands, Inc. Prior to the completion of the spin-off, AOBC intends to call its Senior Notes, repay its existing bank term loan, and consolidate both of those credit facilities into the lower interest rate revolving line of credit. The modification of the credit facility allowing for the spin-off is expected to be finalized by the end of November.

Although the capital and banking structure of the spin-off company (American Outdoor Brands, Inc.) has not yet been finalized and specific terms remain to be determined, it is expected to be well capitalized following the spin-off with zero debt and sufficient liquidity and flexibility to pursue future growth opportunities.

Transaction Details and Next Steps

The transaction is currently targeted to be completed in the second half of calendar 2020, subject to final approval by AOBC’s Board of Directors, customary regulatory approvals, and tax and legal considerations. Throughout the separation process, AOBC management will remain committed to the business and all key stakeholders, including customers, employees, and stockholders.

AOBC plans to announce further details on the composition of the respective Boards of Directors ahead of the completion of the transaction.

Investor roadshows will be scheduled for both companies during the first half of calendar 2020.

Cowen is serving as financial advisor to American Outdoor Brands Corporation; Greenberg Traurig, LLP is serving as legal counsel; and Ernst & Young is serving as accounting and tax advisor.

Conference Call and Webcast

AOBC will host a conference call and audio webcast to discuss the transaction Thursday, November 14, 2019. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at 844-309-6568 and reference conference identification number 4167112. No RSVP is necessary. The conference call audio webcast can also be accessed live on the company’s website at www.aob.com, under the Investor Relations section.

Second Quarter Fiscal 2020 Guidance Update

AOBC also reaffirmed its financial guidance for its second quarter fiscal 2020 results, the period ending October 31, 2019. AOBC plans to announce its financial results for that quarter on December 5, 2019, followed by a conference call and webcast to discuss those results. Details on accessing that call will be published in advance.

About American Outdoor Brands Corporation

American Outdoor Brands Corporation (NASDAQ Global Select: AOBC) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. AOBC reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun, long gun, and suppressor products sold under the iconic Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands, as well as provides forging, machining, and precision plastic injection molding services. Outdoor Products & Accessories is an industry-leading provider of shooting, reloading, gunsmithing, gun cleaning supplies, specialty tools and cutlery, fishing accessories, survival gear, and electro-optics products. This segment produces innovative, top quality products under the brands Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Performance Center® Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; and LaserLyte®. For more information on American Outdoor Brands Corporation, call (844) 363-5386 or log on to www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, the purpose, methodology, effects, timing, and tax-free nature of the spin-off; the belief that the spin-off will allow each company to better align its strategic objectives with its capital allocation priorities; the belief that the spin-off will give the investment community clearer insight into the value creation potential in each of these independent companies, ultimately driving enhanced stockholder value; the conclusion that separating AOBC’s firearms and outdoor products and accessories businesses would create two industry-leading companies, with attributes that best position each for long-term success for the reasons articulated; the belief that AOBC has successfully established and grew an entirely new and diverse outdoor products and accessories business with tremendous potential; the belief that the spin-off will allow each company and its leadership to focus on its unique business characteristics and opportunities and better drive long-term value for its stakeholders; the belief in the qualifications of the anticipated CEOs and CFOs of each company; the currently anticipated revenue and EBITDA of each company for the first 12 months following the spin-off; the belief that the financial profile of the outdoor products and accessories company is expected to yield growth and profitability that will facilitate the prioritization of investments and capital allocation focused on both organic and inorganic growth, the belief that the financial profile of the firearm company is expected to yield strong cash flows, a granular focus on organic growth and profitability with a plan to eventually return capital to stockholders in the form of dividends and stock repurchases; the belief that the capital allocation policy of both companies is expected to remain disciplined with a focus on the highest return opportunities for each company; the plan for AOBC to call its Senior Notes, repay its existing bank term loan, and consolidate both of those facilities into a lower interest rate revolving line of credit; the expected timing of the modification of the credit facility allowing for the spin-off; the belief that the outdoor products and accessories company will be well capitalized following the spin-off with zero debt and sufficient liquidity and flexibility to pursue future growth opportunities; and the belief that AOBC management will remain committed to the business and all key stakeholders, including customers, employees, and stockholders, throughout the separation process. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; the impact of protectionist tariffs and trade wars; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 630,000 square foot Logistics & Customer Services facility in Missouri; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019.